CAFEPRESS INC.
2012 AMENDED AND RESTATED STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You have been granted the following Performance-Based Restricted Stock Units (“PSUs”) which are equal to an equivalent number of Shares of Common Stock of CafePress Inc. (the “Company”) under the Company’s 2012 Amended and Restated Stock Incentive Plan (the “Plan”):

Name of Recipient:	[Name of Recipient]
Grant Date:	[Date of Grant]
Total Number of PSUs Granted:	[Total PSUs]
Fair Market Value per PSU:	$[Value per PSU]
Total Fair Market Value of Award:	$[Total Value]

Vesting Schedule:
The number of PSUs that ultimately vest will depend on the Company’s performance over the PSU performance period, which is January 1, 2017 through December 31, 2019 (the “Performance Period”) based on two performance criteria – Adjusted EBITDA and Free Cash Flow (both as defined in the Company’s 10-Q and 10-K SEC filings) – weighted at (a) 50% for Adjusted EBITDA, measured annually (for pro rata vesting) and cumulatively over the Performance Period (with the final result being the sum of the three individual years) and (b) 50% for Free Cash Flow, measured annually (for pro rata vesting) and cumulatively over the Performance Period (with the final result being the sum of the three individual years). The Committee shall certify the achievement of the performance criteria both annually and cumulatively, at the end of the Performance Period. The actual number of PSUs that vest will be determined at the first meeting of the Committee following the completion of the Performance Period and the filing, on Form 10-K, of the Company’s 2019 Annual Report, at which time the Committee will certify whether the performance criteria have been satisfied and will review and approve the Company’s calculation of the Company’s performance on the two measures’ specified performance criteria. The total number of PSUs that vest will vary between 0-100% of the target award amount depending on where in the specified performance range for each measure the Company’s performance during the Performance Period on the two measures falls. There will be a minimum level (0% of target) below which you will receive 0% of the target award, and correspondingly a maximum performance level (100%) which, even if exceeded, will generate no more than 100% of the target award. For achievement of performance between the minimum and maximum performance levels, the number of PSUs that vest will be linearly interpolated within the range. The Adjusted EBITDA and Free Cash Flow targets for the Performance Period are set forth in Appendix A.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Notwithstanding the preceding, in the event your employment is terminated due to death or Total and Permanent Disability (as defined in the Plan) during the Performance Period, you will be entitled to exercise a pro rata percentage of the PSUs following the end of the Performance Period based on (a) the period of time elapsed between the commencement of the Performance Period and your date of termination of employment due to death or Total or Permanent Disability and (b) the actual performance during the Performance Period. Further, if your employment is terminated by the Company without Cause or if you are Constructively Terminated during the Performance Period, you will be entitled to exercise a pro rata percentage of the PSUs following the end of the Performance Period based on (a) the period of time elapsed between the commencement of the Performance Period and your date of termination of employment due to involuntary termination by the Company without Cause or if you are Constructively Terminated and (b) the actual performance during the Performance Period, provided, you comply with each of the Restrictive Covenants.
Further notwithstanding the above, in the event of a Change in Control during the Performance Period, the PSUs shall be converted into Restricted Stock Units based on Company performance as of the date of the Change in Control and as calculated using actual results for completed quarters. Upon conversion into Restricted Stock Units, the PSUs shall cease to exist and shall thereafter be null and void. The Restricted Stock Units will thereafter vest in equal installments, on a quarterly basis, over the remaining Performance Period (unless terminated earlier); provided, in the event you terminate employment with the Company due to death or Total and Permanent Disability (as defined in the Plan), you will become vested in the percentage of Restricted Stock Units that are otherwise scheduled to vest on the last day of the fiscal year that falls within the fiscal year in which your termination of employment due to death or Total and Permanent Disability occurs.
To the extent vested, the Restricted Stock Units will settle within sixty (60) days after the vest date.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Notwithstanding any language to the contrary, if (a) the unvested Restricted Stock Units are not assumed or otherwise replaced by an acquirer in a Change in Control, then 100% of the remaining unvested Restricted Stock Units will accelerate immediately prior to the closing of the Change in Control, and (b) the individual is terminated without Cause or Constructively Terminated on or within twelve (12) months following a Change in Control of the Company, then 100% of the remaining unvested Restricted Stock Units will accelerate immediately upon such termination (provided, however that (a) and (b) shall be mutually exclusive and the individual shall be only entitled to the benefit of either (a) or (b), whichever is greater). All terms shall be as defined in the individual’s Change in Control Agreement in the Company’s standard form.
“Cause” means (i) conviction of any felony, or any misdemeanor where imprisonment is imposed; (ii) the commission of any act of fraud, embezzlement or dishonesty with respect to the Company; (iii) any unauthorized use or disclosure of confidential information or trade secrets of the Company; (iv) willful misconduct or gross negligence in performance of the Recipient’s duties, including the Recipient’s refusal to comply in any material respect with the legal directives of the Company’s Board of Directors so long as such directives are not inconsistent with the Recipient’s position and duties, and such refusal to comply is not remedied within thirty (30) days after written notice from the Board of Directors, which notice shall state that failure to remedy such conduct may result in termination for Cause; or (v) repeated unexcused absence from the Company.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

“Constructively Terminated” means the Recipient’s voluntary resignation within sixty (60) days following (i) a change in the Recipient’s position which materially reduces the Recipient’s duties or level of responsibility, (ii) a material reduction in the Recipient’s base salary, other than in connection with a general decrease in compensation affecting officers of the Company or a successor corporation; or (iii) a change in the Recipient’s place of employment which is more than 50 miles from the Recipient’s current place of employment, provided, that, such change or reduction is effected without the Recipient’s written concurrence and also provided that such change or reduction is not remedied within thirty (30) working days after written notice thereof from the Recipient to the Company, which notice shall be given to the Company within ninety (90) days after the occurrence of such change or reduction and specifically reference a proposed constructive termination pursuant to this provision.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Restrictive Covenants:
Confidentiality. You agree that you will not at any time during your employment with the Company or thereafter, except in performance of your obligations to the Company hereunder, disclose, either directly or indirectly, any Confidential Information (as hereinafter defined) that you may learn by reason of your association with the Company. The term “Confidential Information” means any past, present, or future confidential or secret plans, programs, documents, agreements, internal management reports, financial information, or other material relating to the business, strategies, services, or activities of the Company, including, without limitation, information with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, including leases, regulatory status, compensation paid to employees, or other terms of employment, and trade secrets, market reports, customer investigations, customer lists, and other similar information that is proprietary information of the Company; provided, however, the term “Confidential Information” does not include any of the above forms of information which have become public knowledge, unless such Confidential Information became public knowledge due to any act or acts by you or your representative(s) in violation of this Agreement. Notwithstanding the foregoing, you may disclose such Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order you to divulge, disclose or make accessible such information; provided, further, that in the event that you are ordered by any such court or other government agency, administrative body, or legislative body to disclose any Confidential Information, you shall (i) promptly notify the Company of such order, (ii) at the reasonable written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the reasonable written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Non-Competition. You agree that during your employment with the Company and for a period of one (1) year following your termination of employment with the Company for any reason, you will not, without the prior written consent of the Company, participate or engage in, directly or indirectly (as an owner, partner, employee, officer, director, independent contractor, consultant, advisor or in any other capacity calling for the rendition of services, advice, or acts of management, operation or control) any business for a Competitor (as defined below). The term “Competitor” means any person or entity whose principal business involves the online customizable retail products industry business.

Non-Solicitation. You agree that during your employment with the Company and for a period of two (2) years immediately following your termination of employment with the Company for any reason, you will not, without the prior written consent of the Company, solicit or induce any then-existing employee of the Company or any of its subsidiaries to leave employment with the Company or any of its subsidiaries or contact any then-existing customer or vendor under contract with the Company or any of its subsidiaries for the purpose of obtaining business similar to that engaged in, or received (as appropriate), by the Company, except that you will not be precluded from (i) hiring any such employee who has been terminated by the Company or its subsidiaries prior to commencement of employment discussions between you or your subsequent employer and such employee, (ii) employing or contacting any such person who contacts you or your subsequent employer on his or her own initiative without any otherwise prohibited solicitation, or (iii) employing or contacting any person as a result of general solicitations not specifically directed at the Company, any of its subsidiaries or any of its employees.

Cooperation. You agree that during your employment with the Company and thereafter, you will, upon reasonable advance notice, assist and cooperate with the Company as is reasonable with regard to any investigation or litigation related to a matter or project in which you were involved during your employment. The Company will reimburse you for all reasonable and necessary expenses related to your services pursuant to this Cooperation provision (i.e., travel, lodging, meals, telephone and overnight courier) within ten (10) business days of your submitting to the Company appropriate receipts and expense statements.

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

By your signature and the signature of the Company’s representative below, you and the Company agree that these PSUs are granted under and governed by the term and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document.
By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[Recipient name]	CafePress Inc.

By:
Recipient’s Signature

Title:
Recipient’s Printed Name

Date:________________________________	Date:____________________________________

CAFEPRESS INC.
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

CAFEPRESS INC.
2012 AMENDED AND RESTATED STOCK INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Payment for Shares
No cash payment is required for the PSUs (or, as applicable, the Restricted Stock Units) you receive. You are receiving the PSUs (or, as applicable, the Restricted Stock Units) in consideration for Services rendered by you.

Vesting	The PSUs (or, as applicable, the Restricted Stock Units) that you are receiving will vest as shown in the Notice of Performance-Based Restricted Stock Unit Award.

Except as provided in the Notice of Performance-Based Restricted Stock Unit Award with respect to termination of employment due to death or Total and Permanent Disability, no additional PSUs (or, as applicable, Restricted Stock Units) vest after your Service as an Employee has terminated for any reason.

PSUs and, as applicable, Restricted Stock Units are Restricted	You may not sell, transfer, assign, pledge or otherwise dispose of the PSUs (or, as applicable, the Restricted Stock Units).

Forfeiture
If your Service terminates for any reason, then your PSUs (or, as applicable, Restricted Stock Units) will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of termination. In addition, if your Service terminates due to your involuntary termination of employment by the Company with Cause, all vested, but unsettled PSUs (or, as applicable, Restricted Stock Units) will be forfeited. This means that the PSUs (or, as applicable, the Restricted Stock Units) will immediately revert to the Company. You receive no payment for PSUs (or, as applicable, Restricted Stock Units) that are forfeited. The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

CAFEPRESS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

If you go on a leave of absence, then the vesting schedule specified in the Notice of Performance-Based Restricted Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Performance-Based Restricted Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Stockholder Rights
During the period of time between the date of grant and the date the PSUs (or, as applicable, the Restricted Stock Units) become vested, you shall not have any of the rights of a stockholder of the Company. Accordingly, you shall not have the right to vote the PSUs (or, as applicable, the Restricted Stock Units) or to receive any cash dividends paid with respect to the PSUs (or, as applicable, the Restricted Stock Units).

Withholding Taxes
If the PSUs (or, as applicable, the Restricted Stock Units) are settled in Shares of Common Stock of the Company, no Shares will be transferred to you unless you have made arrangements acceptable to the Company to pay withholding taxes that may be due as a result of this Award or the vesting of the PSUs (or, as applicable, the Restricted Stock Units). These arrangements, at the sole discretion of the Company, may include (a) having the Company withhold taxes from the proceeds of the sale of the Shares transferred to you in settlement of the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (b) having the Company withhold Shares that otherwise would be transferred to you in settlement of the Award to you when they vest having a Fair Market Value equal to the amount necessary to satisfy the minimum statutory withholding amount, or (c) any other arrangement approved by the Company. The Fair Market Value of any Shares withheld, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer with respect to this Award from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions On Resale
You agree not to sell any Shares transferred to you in settlement of the Award at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights
Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

CAFEPRESS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Adjustments
In the event of a stock split, a stock dividend or a similar change in Company Shares, or a merger or a reorganization of the Company, the forfeiture provisions described above will apply to all new, substitute or additional securities or other assets to which you are entitled by reason of the Award of PSUs (or, as applicable, Restricted Stock Units).

Successors and Assigns
Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.

CAFEPRESS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT